Exhibit 99.1

Phillips 66 to grow Permian midstream business with EPIC NGL acquisition

HOUSTON, Jan. 6, 2025 - Phillips 66 (NYSE:PSX) announced today that it has entered into a definitive agreement to buy EPIC Y-Grade GP, LLC and EPIC Y-Grade, LP, which own various subsidiaries and long haul natural gas liquids pipelines, fractionation facilities and distribution systems (“EPIC NGL”) for total cash consideration of $2.2 billion, subject to customary purchase price adjustments. Upon closing, this transaction is expected to be immediately accretive to earnings per share.

“This transaction bolsters Phillips 66’s position as a leading integrated downstream energy provider,” said Mark Lashier, chairman and CEO of Phillips 66. “This transaction optimizes our Permian NGL value chain, allows Phillips 66 to provide producers with comprehensive flow assurance, reaching fractionation facilities near Corpus Christi, Sweeny, and Mont Belvieu, Texas, and is expected to deliver attractive returns in excess of our hurdle rates.”

The EPIC NGL business consists of two fractionators (170 MBD) near Corpus Christi, Texas, approximately 350-miles of purity distribution pipelines and an approximately 885-mile NGL pipeline (175 MBD) linking production supplies in the Delaware, Midland and Eagle Ford basins to such fractionation complexes and to the Phillips 66 Sweeny Hub. EPIC NGL is in the process of increasing its pipeline capacity to 225 MBD and has sanctioned a second expansion to increase capacity to 350 MBD. Phillips 66 does not expect to increase its recently announced 2025 capital program in connection with that expansion. EPIC NGL has also identified a third fractionation facility that could bring its fractionation capacity up to 280 MBD. The facilities connect Permian production to Gulf Coast refiners, petrochemical companies, and export markets and will be highly integrated with the Phillips 66 asset base.

The transaction is subject to customary closing conditions, including required regulatory clearance.

For more information on EPIC Midstream please visit their website.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower- carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995 —This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “could,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the company’s ability to consummate the announced transaction; potential delays in consummating the announced transaction, including as a result of regulatory approvals; that the regulatory approvals required for the announced transaction may not be obtained on the terms expected or on the anticipated schedule or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement relating to the announced transaction; the possibility that Phillips 66 may not fully realize the expected benefits of the announced transaction; changes in the anticipated timing for closing the announced transaction; the risk that any announcements relating to the announced transaction could have adverse effects on the market price of Phillips 66’s common stock; the risk of any unexpected costs or expenses resulting from the announced transaction; the risk of litigation and/or regulatory actions related to the announced transaction; changes in governmental policies or laws that relate to the company’s operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of the company’s products or feedstocks, or other regulations that restrict feedstock imports or product exports; the company’s ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating the company’s facilities; the company’s ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting the company’s products; the level and success of drilling and production volumes around the company’s midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for the company’s products; failure to complete construction of capital projects on time or within budget; the company’s ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact the company’s ability to repurchase shares and declare and pay dividends; potential disruption of the company’s operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to the company’s asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to the company’s business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting the company’s businesses generally as set forth in Phillips 66’s filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts Jeff Dietert (investors)	Owen Simpson (investors)	Thaddeus Herrick (media)

832-765-2297	832-765-2297	855-841-2368

jeff.dietert@p66.com	owen.simpson@p66.com	thaddeus.f.herrick@p66.com